SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2010

STATION CASINOS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-21640	88-0136443
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1505 South Pavilion Center Drive, Las Vegas, Nevada	89135
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 495-3000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01.  Entry into a Material Definitive Agreement.

On July 28, 2010, Station Casinos, Inc. (the “Company”), FCP PropCo, LLC (“Propco”, and together with the Company, the “Debtors”) and the Official Committee of Unsecured Creditors of Station Casinos, Inc. (the “Committee”) entered into a Stipulation (the “Stipulation”), pursuant to which the Committee agreed to, among other things, cease and refrain from engaging in certain litigation activity and provide a letter for inclusion in the solicitation materials of the joint plan of reorganization of the Debtors and their affiliates that are debtors and debtors in possession (the “Plan”) recommending that all unsecured creditors of the Company vote to accept the Plan.  The effectiveness of the Stipulation is conditioned upon the approval of the bankruptcy court.  The Debtors intend to petition the bankruptcy court to obtain approval of the Stipulation.

The foregoing summary of the Stipulation does not purport to be complete and is qualified in its entirety by reference to the Stipulation, which is attached hereto as Exhibit 10.1 and incorporated by reference in its entirety.

Item 8.01.  Other Events.

On July 28, 2010, the Company filed the Plan and related disclosure statement (“Disclosure Statement”) under chapter 11 of the bankruptcy code.  A copy of the Disclosure Statement with the Plan attached as an exhibit thereto as filed with the bankruptcy court is attached hereto as Exhibit 2.1.

Bankruptcy law does not permit solicitation of acceptances of a plan of reorganization until the bankruptcy court approves the disclosure statement relating to such plan.  Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits. The following exhibits are being filed herewith:

2.1           Disclosure Statement filed July 28, 2010.

10.1         Stipulation, dated July 28, 2010, by and among the Official Committee of Unsecured Creditors of Station Casinos, Inc., Station Casinos, Inc. and FCP PropCo, LLC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Station Casinos, Inc.

Date: July 29, 2010	By:	/s/ Thomas M. Friel
Thomas M. Friel Executive Vice President, Chief Accounting Officer and Treasurer

Index to Exhibits

Exhibit No.	Description

2.1	Disclosure Statement filed July 28, 2010.

10.1	Stipulation, dated July 28, 2010, by and among the Official Committee of Unsecured Creditors of Station Casinos, Inc., Station Casinos, Inc. and FCP PropCo, LLC.